1	           UNITED STATES BANKRUPTCY COURT
                   SOUTHERN DISTRICT OF FLORIDA
2

3                     Judge Steven H. Friedman

4

5
     In Re:
6
                              Case No. 04-35435-BKC-SHF
7

8    eCom eCom.com, Inc.,

9         Debtor.

10   -------------------------------

11   EX PARTE MOTION TO RECONSIDERATION ORDER DISAPPROVING
     EMPLOYMENT OF DEBTOR'S AUDITORS NUNC PRO TUNC TO 11/29/04
12   FILED BY ECOM ECOM.COM,  INC. AND FOR ENTRY OF ORDER
     APPROVING RETENTION OF AUDITORS.
13

14

15                         March 20, 2006

16

17

18 The above entitled cause came on for hearing before the HONORABLE STEVEN H. FRIEDMAN, one of the Judges in the
19 UNITED STATES BANKRUPTCY COURT, in and for the SOUTHERN DISTRICT OF FLORIDA, at 1675 Palm Beach Lakes Boulevard,
20 8th Floor, West Palm Beach, Palm Beach County, Florida, on March 20, 2006, commencing on or about 2:00 p.m., and
21   the following proceedings were had:

22

23          Reported by: Jacquelyn Ann Jones, Court Reporter
                   OUELLETTE & MAULDIN COURT REPORTERS
24                            (305) 358-8875

25

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1
     APPEARANCES:
2

3    KLUGER PERETZ KAPLAN & BERLIN, PL
     By:  MICHAEL D. SEESE, ESQUIRE, and
4	  DALE D. BERGMAN, ESQUIRE
     On behalf of the Debtor
5

6	Also Present:

7	Mr. Barney Richmond
        Mr. Richard Turner
8	Mr. Tom Andreas (phonetic)

9

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25



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1	          THE COURT:  ECom eCom.com.  The matter that we

2	have before the Court today is an ex parte motion for

3	reconsideration of an order disapproving employment of

4	debtor's auditors.

5	Let me ask for appearances, please.

6	          MR. SEESE:  Good afternoon, Your Honor.

7	Michael Seese from Kluger Peretz Kaplan and Berlin. And

8	with me in court today, I think I can introduce everyone

9	since they're all on our side, is my partner, Dale

10	Bergman, who does securities work in our firm, Mr. Barney

11	Richmond, who is the company's acting chief executive

12	officer, Mr. Richard Turner, who is the company's CFO,

13	and Mr. Tom Andreas (phonetic) from the firm of Weisnik

14	Andreas and Company, who are the proposed auditors in

15	these proceedings.

16	Your Honor, if I may proceed.

17	          THE COURT:  Yes, please.

18	          MR. SEESE:  And we're also here, Your Honor, on

19	a scheduled status conference, so I will be brief, but

20	I'd like to give you a background of the case just

21	leading up to where we are today.

22	          THE COURT:  That's fine.

23	          MR. SEESE:  Thank you, Your Honor.

24	Your Honor, if you will recall, this was

25	commenced by the filing of an involuntary petition on


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1	November 29th, 2004.  A few months after the involuntary

2	was filed Mr. David Pania (phonetic), who was the

3	company's chairman and chief executive officer passed

4	away.

5	There were extensions agreed to, there was some

6	confusion as to counsel, and at a status conference

7	convened by Your Honor on May 16th of '05 an order for

8	relief was entered and you gave the debtor 15 days within

9	which to retain counsel.  We were before Your Honor at

10	the beginning of June and my law firm was retained.

11	Prior to the filing of the involuntary, Your

12	Honor, the debtor attempted to spin off ten wholly owned

13	subsidiaries pursuant to staff bulletin number 4.  And in

14	this regard the debtor filed form 10Q SBs with the

15	Securities and Exchange Commission and the shares were

16	thereafter issued to equity security holders in

17	connection with the spinoffs.

18	After my law firm became involved we

19	immediately engaged in discussions with representives

20	from the Securities Exchange Commission.  I believe

21	you're familiar with Mr. Gordon and Ms. Sherrill

22	(phonetic) from the SEC, who I have been dealing with,

23	and the conversations related primarily to the validity

24	of the spinoffs that had been undertaken.

25	As a result of those conversations, the debtors


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1	agreed to voluntarily withdraw the form 10 SBs that had

2	been filed on behalf of the subsidiaries with the idea

3	that we would undertake further due diligence and

4	analysis on the spinoffs at issue.

5	Fast forward to February 21, 2006.  We filed an

6	application to retain Mr. Andreas' firm with executed

7	affidavit and submitted a proposed order.  From what I

8	can tell, and based on the February 23,  '06 order

9	disapproving, it looks like Your Honor was under the

10	belief, or may not have been provided with a copy of the

11	application and the affidavit, and entered that order.

12	It was on that basis that we submitted the ex parte

13	motion for reconsideration.

14	There were essentially two bases for the order

15	disapproving the application to retain the auditors.

16	One, the affidavit in the application missing, two was

17	the belief that the debtors had not filed the

18	debtor-in-possession reports.

19	The debtors did, in fact, file

20	debtor-in-possess ion reports.  They did not file them

21	with the court but copies were provided to Ms. Heffner at

22	the U.S. Trustee's Office.

23	          THE COURT:  So the debtor did not file the DIP

24	reports?

25	          MR. SEESE:  They were served on the Office


                                                                    6

1	of the United States Trustee.  On March 13th we went

2	ahead and filed all the DIP reports that were being

3	provided to the Office of the U.S. Trustee with the

4	Bankruptcy Court, with my apologies, it was a mistake of

5	my office that they were not filed with the court, they

6	were merely hand delivered to the U.S. Trustee's Office.

7	          THE COURT:  So are you suggesting the DIP

8	reports aren't --

9	          MR. SEESE:  They're all on file current through

10	the end of February of '06.

11	          THE COURT:  So you're not suggesting that they

12	are not normally filed with the court?

13	          MR. SEESE:  As a matter of practice we-- I

14	believe the requirement under the U.S. Trustee operating

15	guidelines is that they are served upon the U.S.

16	Trustee's Office.  As a matter of practice my firm, and I

17	know other firms, we typically and routinely file them

18	with the Bankruptcy Court so that they're accessible by

19	creditors and the Court.

20	          THE COURT:  Something I will certainly check

21	on.  Continue.

22	          MR. SEESE:  Yes, sir.

23	On March -- so the DIP reports have been filed

24	through the period ending February 28th, 2006, and we did

25	the notice of filing, just to clarify the record, on


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1	March 13th, 2006.  And since that time, Your Honor, we

2	have been engaged with ongoing discussions with

3	representatives of the Securities and Exchange

4	Commission, mainly Mr. Gordon.

5	The issue in this case, Your Honor -- and

6	although this is not your garden variety Chapter 11,

7	there are some very, very complex issues involved in this

8	case relating to securites issues, and why Mr. Bergman

9	has been involved - if the spinoffs were invalid then

10	there's an issue as to whether we can redo them in

11	connection with the plan of reorganization.  If they

12	cannot be redone, and they were invalid at the time they

13	were done, then we're probably going to have to file a

14	motion to reopen the claims bar deadline because

15	creditors, or equity security holders would not know that

16	they would have a potential claim.  So there's an issue

17	as to knowledge.

18	So I've been working with the SEC on this

19	issue, they provided me with information with factually

20	similar cases.  In fact, Your Honor, I can show you right

21	here, we have drafted a plan of reorganization and

22	disclosure statement which we are prepared to send up to

23	the SEC.

24	          THE COURT:  But the catch, I believe, and Mr.

25	Seese, and the reason that I entered the order I entered,



                                                                    8


1	is that I did not see where the motion to employ the

2	auditors was filed.

3	          MR. SEESE:  Yes, sir, and it was.  I have file

4	stamped copies here.  It was filed - they're attached as

5	exhibits to the motion for reconsideration as Exhibit A.

6	Right there is the application file stamped February

7	21st, and it also had the affidavit, which was also filed

8	on February 21st, we did a notice of filing the

9	affidavit.  So those were, in fact, filed.

10	We followed up with a separate notice of filing

11	after we received the order just to make sure that

12	everything was in the court docket.  But everything was

13	filed on February 21st.  In fact, I reviewed the docket

14	in preparation for today's hearing and it is disclosed as

15	being filed on February 21.  It's items 56, 57, and 58 of

16	the docket.

17	So if I may continue, Your Honor.

18	          THE COURT:  Please.

19	          MR. SEESE:  The plan provides for a 100 percent

20	distribution to noninsider general unsecured creditors,

21	it provides for a 100 percent cash distribution to

22	priority claimants all at confirmation or when the plan

23	goes effective.  And then we do have a procedure in

24	connection with the spinoffs.

25	The SEC is not here today, they're not

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1	appearing by phone, but they've authorized me to

2	represent to you that they are working with us on these

3	issues and that they look forward to receiving the plan

4	and disclosure statement which I will send to them as

5	soon as I get the okay from Mr. Richmond.  But we do

6	believe that going forward with the and disclosure

7	statement and the retention of Mr. Andreas' firm is

8	absolutely in the best interest of creditors.  There's no

9	question that if this case is converted there's no

10	distributions to unsecured creditors, no NOLs will be

11	preserved, and equity will be wiped out.

12	If the case is dismissed, there's no

13	centralized form within which to deal with these claims

14	and issues of equity and which to go forward with the

15	plan of reorganization.  So the way we look at it, and

16	the way I would most respectfully submit to Your Honor is

17	that there was absolutely no harm in going forward.  The

18	debtor is current with all its filings, U.S. Trustee's

19	fees, we have a plan and disclosure statement that I

20	personally drafted, we're about to present it to the SEC,

21	and I think we need an opportunity to take this

22	forward.

23	          THE COURT:  And why should I approve their

24	retention nunc pro tune to November 29th, 2004?

25	          MR. SEESE:  Your Honor, they have been doing


                                                                    10

1	work post petition, Mr. Andreas.  I was not involved, as

2	Your Honor knows.  There was confusion as to who was

3	debtor's counsel.  My firm didn't get involved until mid

4	June or so.  Mr. Gamberg, if you will recall, was here,

5	and it turned out that he represented one of the

6	shareholder groups, not the debtor.  And so Mr. Andreas

7	and his firm were doing work so that the company could

8	proceed with their SEC filings and get up to date.  And

9	so on that basis we're seeking nunc pro tune retention of

10	Mr. Andreas' firm.

11	I have, Your Honor, if Your Honor is so

12	inclined, I have an order, a simple order granting the

13	motion for reconsideration and providing that the prior

14	order that was submitted on the auditors would be entered

15	by Your Honor.

16	          THE COURT;  One moment.  Mr. Seese, it is your

17	representation as counsel for the debtor that this debtor

18	only has approximately 20 creditors?

19	          MR. SEESE:  Yes, sir.

20	          THE COURT:  That's all?

21	          MR. SEESE:  Yes, sir.  Let me answer.   I want

22	to be very clear in what I communicate to the Judge, I

23	don't want to be misleading in any way.

24	There were 20 creditors that were scheduled as

25	being listed as of the petition date, but this whole


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1	issue, remember the shareholders of eCom, when eCom spun

2	off its subsidiaries eCom issued its shares in those subs

3	to its shareholders.  If it turns out now, which is why

4	it's so critical with this plan while we have this

5	mechanism built in that we're working with the SEC on, to

6	the extent that these spinoffs were not valid if the

7	shareholders believe that they have claims we would move

8	to reopen the claims bar deadline there could, in fact,

9	be additional claims, but those would not have come to be

10	known to these people until in time to file a proof of

11	claim.

12	I would also point out that to the extent that

13	there are claims in favor of equity security holders

14	arising or in connection with these spinoffs, if it turns

15	out that they were invalid and can't be done, the debtor,

16	in doing those spinoffs, relied upon the opinion of an

17	outside law firm, no law firm in this room, in doing

18	those spinoffs, and there may be a potential cause of

19	action damages measured by the claims that arise as a

20	result.

21	          THE COURT:  I just counted up the number of

22	parties who were given notice of this hearing today, and

23	it comes to 22 creditors.

24	          MR. SEESE:  Your Honor, if you will recall,

25	Your Honor entered an order early on in this case that




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1	was filed by my law firm for a motion for authorization

2	to give electronic notice to shareholders.  A copy

3	of that order, the notice of commencement of case, and

4	the claims bar deadline was served by U.S. Mail on all

5	known shareholders.  From and after that point everything

6	has been posted on the company's website as referred to

7	in the order that was served upon the equity security

8	holders.

9	          THE COURT:  And how much in the way of fees

10	have accrued supposedly in favor of the auditors?

11	          MR. SEESE:  How much would you say that you've

12	incurred, Mr. An d r e a s ?

13	          THE COURT:  Rough ball park.

14	          MR. ANDREAS:  I believe it's around 30.

15	          THE COURT:  $30,000?

16	          MR. ANDREAS:  Yes.

17	          THE COURT:  I'll grant the motion.

18	          MR. SEESE:  Thank you, Your Honor.  I have an

19	order.  May I present?

20	          THE COURT:  I will review it.  It appears to be

21	in good form, and I'll see that it is entered.

22	          MR. SEESE:  Yes, sir.

23	          THE COURT:  Mr. Seese, I will repeat my

24	continuing concern about the status of this case.

25	          MR. SEESE:  Yes, sir.


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1	          THE COURT:  And I have serious concerns about

2	the securities regulation ramifications, and I honestly

3	couldn't point to anything in particular, but as far as I

4	can see, this is still a shell corporation, it has no

5	operation.

6	          MR. SEESE:  Your Honor, that is why the plan

7	and disclosure statement that we've drafted we have

8	committed to Mr. Gordon -- or Mr. Robinson, I keep

9	referring to him as Mr. Gordon, Gordon Robinson, Mr.

10	Robinson at the SEC, that these are going to his office

11	and that he is going to review everything and we're going

12	to work with his office in making sure that everything

13	was done properly or not, and if it wasn't, how we

14	protect the interest of these stake holders.  And that is

15	our objective here, Your Honor.

16	          THE COURT:  Very well.  I will continue to

17	watch with interest.  I thank you all for your

18	attendance, and we'll move forward.

19	          MR. SEESE:  Your Honor, we certainly appreciate

20	the opportunity to go forward.

21                THE COURT:  And this order will be entered

22	today.

23                MR. SEESE:  Thank you, Your Honor.

24

25

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1

2               CERTIFICATE

3

4   The State of Florida    )

5   County  of Palm Beach   )

6

7              I, JACQUELYN ANN JONES, Court Reporter, certify

8   that I was authorized to and did stenographically report

9   the foregoing hearing; and that the transcript is a true

10  record of my stenographic notes.

11             I further certify that I am not a relative,

12  employee, attorney or counsel of any of the parties, nor

13  am I a relative or employee of any of the parties'

14  attorney or counsel connected with the action, nor am I

15  financially interested in the action.

16

17             In witness whereof I have hereunto set my hand

18  and seal this  29th  day of  March, 2006.

19

20                             /s/ Jacquelyn Jones
                               --------------------
21                             JACQUELYN ANN JONES

22                           Commission No. CC 995956

23                            Expires: Feb 18, 2009

24
       JACQUELYN JONES
25    MY COMMISSION #DD 382130
       EXPIRES: February 18, 2009
     Bonded Thru Notary Public Underwriters